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                                                                    EXHIBIT 21.1

                           SEAGATE TECHNOLOGY, INC.

                        SUBSIDIARIES OF THE REGISTRANT

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                                                                STATE OR OTHER JURISDICTION
NAME OF SUBSIDIARY                                              OF INCORPORATION
------------------                                              ----------------
Seagate Technology S.A.                                         France
Seagate Technology GmbH                                         Germany
Seagate Technology S.r.l.                                       Italy
Seagate Technology AB                                           Sweden
Nippon Seagate Inc.                                             Japan
Seagate Technology Taiwan Ltd.                                  Taiwan
Seagate Technology Korea Limited                                Korea
Seagate Technology Australia Pty. Limited                       Australia
Seagate Foreign Sales Corporation                               Virgin Islands
Seagate Microelectronics Limited                                Scotland
Seagate Technology (Hong Kong) Limited                          Hong Kong
Seagate Distribution (UK) Limited                               Scotland
Seagate Singapore Distribution Ptd. Ltd.                        Singapore
Quinta Corporation                                              California
Seagate Technology International                                Cayman Islands, BWI
   Seagate Technology (Ireland)                                 Cayman Islands, BWI
   Seagate Technology (Ireland Holdings)                        Cayman Islands, BWI
   Seagate Technology (Clonmel)                                 Cayman Islands, BWI
   Penang Seagate Industries (M) Sdn. Bhd.                      Malaysia
   Seagate Technology Malaysia Holdings                         Cayman Islands, BWI
      Senai Seagate Industries (M) Sdn. Bhd.                    Malaysia
   P.T. Seagate Technology                                      Indonesia
   Seagate Technology (Thailand) Limited                        Thailand
   Seagate Technology China Holding Company                     Cayman Islands, BWI
      Seagate Technology Shenzhen Co. Ltd.                      China
   Seagate Technology International (Wuxi) Co. Ltd.             China
   Perai Seagate Storage Products Sdn. Bhd.                     Malaysia
      Seagate Technology Finance Limited                        Cayman Islands, BWI
   Seagate Technology Media Mexico S.A. de C.V.                 Mexico
   Seagate Technology Media (Ireland)                           Cayman Islands, BWI
   Seagate Technology (Philippines)                             Cayman Islands, BWI
   Seagate Technology International Holdings                    Cayman Islands, BWI
      Seagate Software Information Management Group, Inc.       Canada
Seagate Software, Inc.                                          Delaware
   Seagate Software Network & Storage Management Group, Inc.    Delaware
      Seagate Software Australia Pty. Limited                   Australia
   Seagate Software S.A.                                        France
   Seagate Software Limited                                     United Kingdom
   Seagate Software GmbH                                        Germany
   Seagate Software Information Management Group Ltd.           United Kingdom
      Seagate Software Information Management Group Pty. Ltd.   Australia
      Seagate Software Information Management Group AB          Sweden
      Seagate Software Information Management Group BV          Holland
      Seagate Software (Hong Kong) Limited                      Hong Kong
      Seagate Software Information Management Group KK          Japan
      Seagate Software Information Management Group GmbH        Germany
      Seagate Software Information Management Group AG          Switzerland
      Seagate Software Information Management Group Pte. Ltd.   Singapore
      Seagate Software Information Management Group, Inc.       Colorado
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